ASSET ASSIGNMENT AGREEMENT

This ASSET ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into effective for all purposes as of June 30, 2011 (the “Effective Date”) by and between Xsovt Brands, Inc., a Nevada corporation (formerly known as RXBids, the “Assignor”), and Mack Bradley (collectively with his successors and assigns, “Assignee”, and collectively with Assignor, the “Parties”).

WHEREAS, Assignor and Assignee are parties to that certain Securities Purchase Agreement, dated as of January 26, 2011, by and among Assignor, Assignee and certain other parties (this “SPA”);

WHEREAS, pursuant to Section 5.4 of the SPA, the Parties desire to mutually exercise and implement the Business Purchase Option (as defined in the SPA) and, accordingly, Assignor wishes to transfer, as of the Effective Date, all of its right, title and interest in all assets as listed on Schedule A hereto (the “Assets”) and all liabilities as listed on Schedule B hereto (the “Liabilities”) relating specifically and exclusively to Assignor’s Internet-based business which allows an individual the opportunity to put their medical prescription “up for bid” and have multiple pharmacies bid down the price of a prescription (as further described in Assignor’s filings with the U.S. Securities and Exchange Commission); and

WHEREAS, Assignee wishes to acquire all of Assignor’s right, title and interest in such Assets from Assignor and is willing to assume all Liabilities on the terms set forth herein; and

NOW, THEREFORE, in consideration of the foregoing recitals, the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.           Assignment, Assumption and Consideration.

(a)           Assignor hereby irrevocably assigns, transfers and conveys to Assignee (and Assignee hereby accepts) Assignor’s entire right, title and interest in and to all of the Assets.

(b)           Assignor hereby irrevocably assigns, transfers and conveys, and Assignee hereby irrevocably assumes, accepts and receives all of the Liabilities.

(c)           In consideration of the assignment and assumption of the Assets and Liabilities, Assignee hereby irrevocably forgives, cancels and extinguishes $20,000 of debt currently owed by Assignor to Assignee (the “Debt”).  Assignee acknowledges and agrees that: (i) the Debt represents the only monies, debts or other property due and owing to Assignee (other than the Assets being transferred hereby) and (ii) as a result of the consummation of the transactions contemplated hereby, Assignee has no further claims against Assignor (other than those that may specifically arise under the terms of the SPA).

2.           Continued Cooperation.  Assignor agrees that, when requested, it will, without charge to Assignee but at Assignee’s expense, sign all papers, take all rightful oaths, and do all acts which may be necessary, desirable or convenient for securing and maintaining patents, trademarks or other protection for the Assets in any and all countries and for vesting title thereto in Assignee, his successors, assigns and legal representatives or nominees, or which may be necessary to exploit or defend Assignees rights in the Assets.

3.           Consent to Assignment.  Assignor hereby consents that a copy of this Agreement shall be deemed a full legal and formal equivalent of any assignment, consent to file or like document which may be required in any country for any purpose.  The Parties acknowledge and agree that this Agreement memorializes the exercise and complete fulfillment of the Business Purchase Option contemplated by the SPA.

4.           Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes and replaces in their entirety any prior agreements, understandings or discussions of the Parties with respect to the subject matter hereof.  The Parties agree that there do not exist any other written or oral terms or agreements except for those contained in this Agreement.

5.           Headings.  Headings herein are for reference purposes only and do not form a part of the Agreement.

6.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law.  However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law and the parties will attempt to modify this agreement by insertion, deletion or revision so as to accomplish the original intent in a fashion that is not so prohibited or invalid.

7.           Successors. This Agreement shall inure to the benefit of and bind (i) any and all heirs, successors in interest, assigns, officers, members, stockholders or employees of the Parties, as applicable and (ii) any persons or entities that acquire the Business or all or substantially all of the assets or a portion of the assets of Assignee, whether by asset sale, equity transfer, merger, combination or otherwise.

8.           Venue.  The Parties irrevocably submit exclusively to the jurisdiction of the State of New York and the venue of New York County in any action brought by the Parties concerning this Agreement or the performance thereof.

9.           Choice of Law.  This Agreement shall be governed by, construed and entered in accordance with the laws of the State of New York applicable to contracts deemed to be made within such state, without regard to choice of law or conflict of law provisions thereof.

10.         Interpretation.  No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted it.

11.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument.  Such counterparts may be delivered by facsimile or other electronic transmission, which shall not impair the validity thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

XSOVT BRANDS, INC.

By:
Name: Avi Koschitzki
Title: President and CEO

Mack Bradley

Exhibit A

Assets

1.	The website name and all related content associated with www.rxbids.com.

2.	The trademark mark “RxBids” with the trademark as issued by the US Patent and Trademark Office in 2007

3.	The related domain name of the mark “RxBids”.

4.	The registered Service Mark “RxBids” as registered with the State of Nevada in 2004

5.	Any and all contracts and related rights specifically pertaining to the business and customer relationships of the Assignor associated only with the Business.

Exhibit B

Liabilities

None.